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                                                                 EXHIBIT 23.2




                        [Letterhead of Arthur Andersen, LLP]




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this amendment to the registration statement of our reports dated January 24, 1997, included in EXCEL Communications, Inc.'s Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this Amendment No. 1 to the Registration Statement on Form S-4.



                                       /s/ Arthur Andersen, LLP
                                       ARTHUR ANDERSEN, LLP

Dallas, Texas
September 12, 1997